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                                                                EXHIBIT 99.14(B)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts," "Representations and Warranties of the Acquired Funds -- Financial Statements" and "The Acquiring Funds' Conditions -- Deliveries by the Acquired Funds" and to the incorporation by reference of our reports dated August 10, 2001 with respect to Mercury HW Equity Fund for Insurance Companies, and August 13, 2001 with respect to Mercury HW Large Cap Value Fund, Mercury HW Mid-Cap Value Fund and Mercury HW Small Cap Value Fund included in the Proxy Statement of Mercury HW Funds (Form N-14 No. 333-68814).


/s/ Ernst & Young, LLP

MetroPark, New Jersey
October 19, 2001